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                                                                EXHIBIT 99.3


                    INTERNATIONAL AIRLINE SUPPORT GROUP, INC.

                                        PROXY


             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON _____________  __, 1996

    The undersigned hereby appoints Alexius A. Dyer III and George Murnane III, and each of them, proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of International Airline Support Group, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at King & Spalding, 50th Floor, 191 Peachtree Street, Atlanta, Georgia 30303 at
_____ a.m., local time, and at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting and Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting and Proxy Statement/Prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE APPROVAL OF REVERSE STOCK SPLIT, THE BOARD AMENDMENT, THE PREFERRED STOCK AUTHORIZATION, THE CHARTER AMENDMENTS AND THE STOCK OPTION PLAN.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE REVERSE STOCK SPLIT, THE BOARD AMENDMENT, THE PREFERRED STOCK AUTHORIZATION, THE CHARTER AMENDMENTS AND THE STOCK OPTION PLAN.

         1.   APPROVAL OF THE REVERSE STOCK SPLIT

                   FOR                  AGAINST                  ABSTAIN
                        -----                   -----                    -----

         2.   APPROVAL OF THE BOARD AMENDMENT

                   FOR                  AGAINST                  ABSTAIN
                        -----                   -----                    -----

         3.   APPROVAL OF THE PREFERRED STOCK AUTHORIZATION

                   FOR                  AGAINST                  ABSTAIN
                        -----                   -----                    -----

         4.   APPROVAL OF THE CHARTER AMENDMENTS

                   FOR                  AGAINST                  ABSTAIN
                        -----                   -----                    -----

         5.   APPROVAL OF THE STOCK OPTION PLAN

                   FOR                  AGAINST                   ABSTAIN
                        -----                   -----                    -----

                                                 DATE:        ,    1996
- -----------------------------                         -------- ----
Signature of Shareholder


- -----------------------------
Print Name

IMPORTANT: Please date this proxy and sign exactly as your name or names appear on the stock certificates representing your shares. If the stock is held jointly, your signature should include both names. Executors, administrators, guardians and other signing in a representative capacity shall give full title.


    PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ON
                               , 1996.  IF YOU ATTEND THE SPECIAL MEETING, YOU
MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.